Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-208798 (the “Registration Statement”) on Form N-14 of our report dated October 21, 2015, relating to the financial statements and financial highlights which reference the August 31, 2015 Annual Report to Shareholders of BofA Government Reserves which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 9, 2016